UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Defiance Daily Target 2X Long ASTS ETF

Defiance Daily Target 2X Long BKSY ETF

Defiance Daily Target 2X Long COHR ETF

Defiance Daily Target 2X Long ENVX ETF

Defiance Daily Target 2X Long FRSH ETF

Defiance Daily Target 2X Long GSAT ETF

Defiance Daily Target 2X Long JD ETF

Defiance Daily Target 2X Long LEU ETF

Defiance Daily Target 2X Long OUST ETF

Defiance Daily Target 2X Long RDW ETF

Defiance Daily Target 2X Long RVMD ETF

Defiance Daily Target 2X Long STX ETF

Defiance Daily Target 2X Long VSAT ETF

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

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Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 580 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-008726) on April 22, 2026, which is incorporated herein by reference.

The Trust currently consists of 421 registered series. The series to which this filing relates and its IRS Employer Identification Numbers is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Defiance Daily Target 2X Long ASTS ETF

Defiance Daily Target 2X Long BKSY ETF

Defiance Daily Target 2X Long COHR ETF

Defiance Daily Target 2X Long ENVX ETF

Defiance Daily Target 2X Long FRSH ETF

Defiance Daily Target 2X Long GSAT ETF

Defiance Daily Target 2X Long JD ETF

Defiance Daily Target 2X Long LEU ETF

Defiance Daily Target 2X Long OUST ETF

Defiance Daily Target 2X Long RDW ETF

Defiance Daily Target 2X Long RVMD ETF

Defiance Daily Target 2X Long STX ETF

Defiance Daily Target 2X Long VSAT ETF

41-4348236 41-4375520 41-4426870 41-4457883 41-4490851 41-4348058 41-4375349 41-4426779 41-4457822 41-4347794 41-4426636 41-4457736 41-4490744

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.
D.	Registrant’s Amended and Restated By-Laws, effective as of December 15, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 513, as filed with the SEC on January 13, 2026.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

April 22, 2026

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: Principal Executive Officer

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